Exhibit 10.18
December 10, 2025

Mr. Savneet Singh
c/o PAR Technology Corporation
8383 Seneca Turnpike
New Hartford, NY 13413

Re:    Amendment to Amended and Restated Employment Letter: Service as Chief Executive Officer

Dear Savneet:

    This Amendment (“Amendment”) sets forth certain amendments to the Amended and Restated Employment Agreement dated May 9, 2023 (as previously amended, the “Employment Letter”) between you and PAR Technology Corporation (the “Company”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Employment Letter. You and the Company agree that as of the Effective Date (defined below) the Employment Letter is amended as follows:
1.    The below paragraph from Section 8(c) of the Employment Letter is removed:

For purposes of this Letter, the term “Change of Control Protection Period” shall mean the period beginning the third month immediately before and ending the 13th month immediately following the effective date of a Change of Control.

2.     The paragraph removed pursuant to Section 1 of this Amendment is replaced with the following:

For purposes of this Letter, the term “Change of Control Protection Period” shall mean the period beginning the third month immediately before and ending the 21st month immediately following the effective date of a Change of Control.

Except as set forth in this Amendment and amended hereby, all other terms and provisions of the Employment Letter shall remain unchanged and in full force and effect.

    If you agree with the terms and conditions of this Amendment, please evidence your agreement by countersigning and dating this Amendment in the space indicated and return it to me. Your signature will acknowledge that you have read and understand and agree to the terms and conditions of this Amendment. This Amendment shall be effective on the date of your countersignature on this Amendment (“Effective Date”).

[Signature Page Immediately Follows]

Feel free to contact me if you have questions or if you need any additional information.

                        Sincerely,

                        By: /s/Bryan A. Menar
                        Name:    Bryan A. Menar
Title:    Chief Financial Officer

Accepted and Agreed to:

/s/Savneet Singh
Savneet Singh

Dated: 12/10/2025